UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 23, 2009 (June 4, 2009)
Date of Report (Date of earliest event reported)

HEARST TELEVISION INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of Incorporation)

300 West 57th  Street
New York, New York 10019
(Address of Principal Executive Offices, including Zip Code)
(212) 887-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The information set forth in Item 3.03 is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     As previously announced, The Hearst Corporation (“Hearst”) successfully completed its tender offer to acquire all of the outstanding shares of Series A common stock (the “Series A Shares”) of Hearst Television Inc., formerly known as Hearst-Argyle Television, Inc. (the “Company”), that Hearst did not already beneficially own for $4.50 per share in cash. The offer expired on June 2, 2009, and Hearst promptly thereafter accepted for payment, and paid for, the Series A Shares that were validly tendered in the offer. Shortly thereafter, on June 4, 2009, the Company merged (the “Merger”) with a wholly-owned subsidiary of Hearst (“Merger Sub”) with the Company continuing after the Merger as a wholly-owned subsidiary of Hearst.
     In connection with the Merger, all of the Series A Shares (other than shares beneficially owned by Hearst and shares held by holders who are entitled to and who properly exercise their statutory appraisal rights under Delaware law), were converted into the right to receive $4.50 per share in cash and each previously granted stock option to acquire Series A Shares that remained outstanding immediately before the Merger was converted into the right to receive a cash payment equal to the excess, if any, of $4.50 over the exercise price per share of the option.
     As a result of the Merger, trading in the Series A Shares has been suspended and the Series A Shares have been delisted from the New York Stock Exchange.  In addition, the Company has undertaken the process to deregister the Series A Shares under the Securities Exchange Act of 1934, as amended.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
     James M. Asher and Ronald J. Doerfler, the directors of Merger Sub immediately prior to the Merger, became the directors of the Company at the time of the Merger. Immediately after the Merger, Mr. Asher resigned as a director of the Company and David J. Barrett and Harry T. Hawks were elected as directors of the Company. The officers of the Company immediately prior to the Merger remained the officers of the Company after the Merger.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Amended and Restated Certificate of Incorporation of the Company was amended and restated at the time of the Merger. In connection therewith, the Company changed its name from Hearst-Argyle Television, Inc. to Hearst Television Inc. In addition, the amended and restated certificate (a) contains provisions that, among other things, (i) authorize the issuance of one class of common stock with a par value of $0.01 per share, (ii) relate to the indemnification of the Company’s directors and officers and (iii) provide more generally for the purpose and operation of the Company, and (b) no longer contains provisions that, among other things, (i) authorize the issuance of preferred stock, (ii) create different classes of common stock and delineate the rights and limitations related thereto and (iii) address matters related to the Federal Communications Commission and the Communications Act of 1934 and the rules, regulations and policies promulgated thereunder. The certificate of incorporation of the Company, as amended and restated at the time of the Merger, is attached as Exhibit 3.1 hereto and incorporated herein by reference.

     At the time of the Merger, the bylaws of Merger Sub in effect immediately prior to the time of the Merger became the bylaws of the Company. The bylaws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST TELEVISION INC.
By:	/s/ Jonathan C. Mintzer
	Name:	Jonathan C. Mintzer
	Title:	Vice President, General Counsel and Secretary

Date: June 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Bylaws of the Company

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